EXHIBIT 10.29

FORM OF SENIOR ADVISOR EMPLOYMENT AND
NON-COMPETITION AGREEMENT

This Senior Advisor Employment and Non-Competition Agreement (this "Agreement") dated as of                              ,          is entered into by and among [Name of Employee] (the "Senior Advisor") and Greenhill & Co., Inc., a Delaware corporation (the "Company").

WHEREAS, the Senior Advisor is an employee of the Company and is a participant in the Company's Equity Incentive Plan (the "Plan"), with outstanding award(s) under the Plan;

WHEREAS, the Senior Advisor is eligible for Retirement (as defined under the Plan) but would prefer to continue his or her employment with the Company pursuant to the terms provided for herein;

WHEREAS, the Company desires to secure the continued services and employment of the Senior Advisor pursuant to the terms provided for herein; and

WHEREAS, the Senior Advisor acknowledges and agrees that it is essential to the success of the Company that the Company be protected by non-competition and related protective restrictive agreements as set forth in this Agreement, which the Senior Advisor acknowledges and agrees are reasonable and which will not unnecessarily restrict the Senior Advisor's professional opportunities should the Senior Advisor's employment with the Company and its affiliates terminate.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to each such term in the Plan.

(a) "Base Salary" shall mean the annual rate of salary provided for in Section 4 of this Agreement, as adjusted from time to time.

(b) "Competitive Enterprise" shall have the meaning set forth in Section 10 of this Agreement.

(c) "Effective Date" shall have the meaning set forth in Section 2 of this Agreement.

(d) "Employment Term" shall have the meaning set forth in Section 2 of this Agreement.

(e) "Termination of Employment Notice" shall mean a notice delivered pursuant to Section 3 of this Agreement.

SECTION 2.    Term of Employment.    The term of the Senior Advisor's employment hereunder shall commence as of the date first above written (the "Effective Date") and shall continue until the earliest of (a) the third anniversary of the Effective Date or (b) the termination of the Senior Advisor's employment pursuant to Section 3 below (such term, the "Employment Term").

SECTION 3.    Notice of Termination.    Either party to this Agreement may terminate the Employment Term upon 90 days' prior written notice to the other party; provided, however, that such prior written notice shall not be required in the event of the Senior Advisor's termination of employment by reason of the Senior Advisor's death or Disability.

SECTION 4.    Office.    The Senior Advisor may perform his or her duties hereunder at the Company's office principally utilized by him or her immediately prior to the date hereof or, at the Senior Advisor's discretion and at his own expense, any other office or location determined by the Senior Advisor.

SECTION 5.    Compensation.

(a)    Base Salary.    During the Employment Term, subject to the Senior Advisor's continued employment hereunder, the Senior Advisor shall be paid an annualized Base Salary of US $150,000 (or foreign currency equivalent), payable in semi-monthly installments.

(b)    Annual Bonus.    During the Employment Term, subject to the Senior Advisor's continued employment hereunder, the Senior Advisor may be awarded an annual bonus in an amount determined in the sole discretion of the Committee.

(c)    Outstanding Incentive Awards.    During the Employment Term, each outstanding Award held by the Senior Advisor as of the Effective Date shall continue to vest in accordance with and be governed by the terms and conditions of the Plan and the applicable Award Agreement, subject to the following:

(i) any Award that remains unvested on the third anniversary of the Effective Date shall immediately accelerate and become fully vested on such third anniversary date;

(ii) in the event of the Company's termination of the Senior Advisor's employment hereunder without Cause (as defined below), any Award then held by the Senior Advisor shall immediately accelerate and become fully vested on such employment termination date; and

(iii) the Senior Advisor's termination of employment hereunder as a result of Retirement shall be treated as a voluntary quit by the Senior Advisor subject to Section 11(d) of the Plan.

"Cause" shall mean the Senior Advisor's (i) willful misconduct, (ii) gross negligence or (iii) conviction for a felony that is injurious to the financial condition or business reputation of the Company or any of its affiliates

SECTION 6.    Employee Benefit Plans. During the Employment Term, subject to the Senior Advisor's continued employment hereunder, the Senior Advisor shall be eligible to participate in all employee retirement and welfare benefit plans and programs of the type made available to the Company's employees generally, in accordance with their terms and as such plans and programs may be in effect from time to time, including, without limitation, savings, profit-sharing and other retirement plans or programs, 401(k), medical, dental, flexible spending account, hospitalization, short-term and long-term disability and life insurance plans.

SECTION 7.    No Severance.    The Senior Advisor shall not be entitled to any severance payments or benefits upon termination of the Employment Term.

SECTION 8.    Cooperation.    The Senior Advisor agrees that upon termination of the Employment Term for any reason, the Senior Advisor shall cooperate with the Company as reasonably necessary in order to smoothly transition the Senior Advisor's client relationships.

SECTION 9.    Professional Code of Conduct.    As a condition to the Senior Advisor's continuing employment hereunder, the Senior Advisor agrees to comply with the Company's professional code of conduct as in effect from time to time and further agrees to execute on an annual basis and at such additional times as the Company may reasonably request such code as set forth in the Company's "Professional Conduct Manual" or other applicable manual or handbook of the Company or any of its subsidiaries as in effect from time to time. Notwithstanding the foregoing, the Senior Advisor agrees to execute such code to the extent the provisions therein are not inconsistent with the provisions of this Agreement.

SECTION 10.    Confidential Information.    The Senior Advisor will not at any time (whether during or after the Employment Term) disclose or use for the Senior Advisor's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential or proprietary information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of the Senior Advisor's breach of this covenant. The Senior Advisor agrees that upon termination of the Employment Term for any reason, the Senior Advisor or, in the event of the Senior Advisor's death, the Senior Advisor's heirs or estate at the request of the Company, will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that the Senior Advisor (or the Senior Advisor's heirs or estate) may retain personal notes, notebooks and diaries. The Senior Advisor further agrees that the Senior Advisor will not retain or use for the Senior Advisor's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

SECTION 11.    Non-competition.

(a) The Senior Advisor acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates. The Senior Advisor further acknowledges and agrees that in the course of the Senior Advisor's subsequent employment with the Company or its affiliates, the Senior Advisor has been and will be provided with access to sensitive and proprietary information about the clients, prospective clients, knowledge capital and business practices of the Company or its affiliates, and has been and will be provided with the opportunity to develop relationships with clients, prospective clients, consultants, employees, representatives and other agents of the Company or its affiliates, and the Senior Advisor further acknowledges that such proprietary information and relationships are extremely valuable assets in which the Company or its affiliates or any of their predecessors have invested and will continue to invest substantial time, effort and expense. Accordingly, the Senior Advisor agrees that during the Employment Term, the Senior Advisor shall not, directly or indirectly, on the Senior Advisor's behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in, a Competitive Enterprise. For purposes of this Agreement, "Competitive Enterprise" shall mean a business (or business unit) that (i) engages in any activity or (ii) owns or controls a significant interest in any entity that engages in any activity, that in either case, competes anywhere with any activity in which the Company or any of its subsidiaries is engaged at the time of Senior Advisor's termination of employment under this Agreement. The activities covered by the previous sentence include, without limitation, investment banking financial advisory services and merchant banking and related services. Notwithstanding anything to the contrary in this Section 10, the foregoing provisions of this Section 11 shall not prohibit the Senior Advisor's providing services to an entity having a stand-alone business unit which unit would, if considered separately for purposes of the definition of "Competitive Enterprise" hereunder, constitute such a Competitive Enterprise, provided the Senior Advisor is not providing services to such business unit and provided further that employment in a senior executive capacity of the business shall be deemed to be employment in the Competitive Enterprise. Further, notwithstanding anything in this Section 11, the Senior Advisor shall not be construed to be in violation of this Section 11 solely by reason of owning, directly or indirectly, any stock or other securities of a Competitive Enterprise (or comparable interest, including a voting or profit participation interest, in any such Competitive Enterprise) if the Senior Advisor's interest does not exceed 5% of the outstanding capital stock of such Competitive Enterprise (or comparable interest, including a voting or profit participation interest, in such Competitive Enterprise).

(b) The Senior Advisor acknowledges that the Company or its affiliates is engaged in business throughout the United States and in various countries outside of the United States and that the Company intends to expand the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, the Senior Advisor agrees that the provisions of this Section 11 shall be applicable to each state and each foreign country, possession or territory in which the Company or its affiliates may be engaged in business during the Employment Term.

(c) The Senior Advisor agrees that in light of the Senior Advisor's education, skills, abilities and financial resources, the Senior Advisor will not assert, and it shall not be relevant nor admissible as evidence in any dispute arising under this Section 11 that any provisions of this Section 10 prevent the Senior Advisor from earning a living or otherwise are or may be void or held unenforceable. In applying this Section 11, the wishes or preferences of a client or prospective client of the Company or its affiliates as to who shall perform its services, or the fact that the client or prospective client of the

Company or its affiliates may also be a client of a third party with whom the Senior Advisor is or becomes associated, shall neither be relevant nor admissible as evidence in any dispute arising under this Section 11.

(d) The Senior Advisor shall remain subject to the restrictions of this Section 10 until the termination of the Employment Term.

SECTION 12.    Nonsolicitation.    The Senior agrees that during the Employment Term, the Senior Advisor will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, solicit, entice, persuade, induce, request or otherwise cause any employee who is at the associate level or above, officer or agent of the Company or any of its affiliates to apply for, or accept employment with, any Competitive Enterprise, or to otherwise refrain from rendering services to the Company or to terminate his or her relationship, contractual or otherwise, with the Company or any of its affiliates, other than in response to a general advertisement or public solicitation not directed specifically to employees of the Company or any of its affiliates.

SECTION 13.    Injunctive Relief.    The Senior Advisor acknowledges and agrees that the Company's remedy at law for any breach of the covenants contained in Sections 11 or 12 of this Agreement would be inadequate and that for any breach of such covenants, the Company shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Agreement, be entitled to an injunction, restraining order or other equitable relief, without the necessity of posting a bond, restraining the Senior Advisor from committing or continuing to commit any violation of the covenants. The Senior Advisor agrees that proof shall not be required, that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

SECTION 14.    Enforceability.    In the event any of the provisions of Sections 10, 11, 12 or 13 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

SECTION 15.    Termination of Agreement.    This Agreement shall terminate upon the termination of the Employment Term, provided, however, that Sections 8, 10, 11, 12, 13, 14, 18 and 19 of this Agreement, to the extent applicable, shall survive and remain in effect notwithstanding the termination of the Employment Term or a breach by the Company or the Senior Advisor of any other term of this Agreement.

SECTION 16.    Entire Agreement.    This Agreement, the Plan and the applicable Award Agreements thereunder contain the entire understanding and agreement between the Company and the Senior Advisor concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and the Senior Advisor with respect thereto.

SECTION 17.    Amendment or Waiver.    No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Senior Advisor and an authorized officer of the Company. No waiver by the Company or by the Senior Advisor of any breach by the other party to this Agreement of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Senior Advisor or an authorized officer of the Company, as the case may be. No failure or delay by the Company or by the Senior Advisor in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof.

SECTION 18.    Severability.    In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

SECTION 19.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

SECTION 20.    Notices.    All notices and other communications required or permitted hereunder shall be in writing (including facsimile transmission and, if an electronic mail ("e-mail") address is given below, e-mail transmission, so long as acknowledgement of receipt of such e-mail is requested and received) and shall be deemed given, if to the Company to:

Greenhill & Co., Inc.
300 Park Avenue
New York, New York 10022
Attention: U.S. Co-President
Fax: 212-389-1700

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:
Facsimile No.: (212) 450-3800
E-mail:

if to the Senior Advisor:

[Name of Senior Advisor]
[address]
Attention:
Fax:
E-mail:

or such other address or facsimile number (or e-mail address) as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 21.    Withholding Taxes.    The Company may withhold from any and all amounts payable under this Agreement such federal, state, local and other applicable taxes as may be required to be withheld pursuant to any applicable law or regulation.

SECTION 22.    Headings.    The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

SECTION 23.    Counterparts.    This Agreement may be executed in two or more counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

[SENIOR ADVISOR]

GREENHILL & CO., INC.
By:
Name:
Title: